UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2010

Commission File Number: 000-53176

AEON HOLDINGS INC.
(Exact Name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation or organization)

10000 N.E. 7th Avenue, Suite 100-C
Vancouver, Washington 98685
(Address of principal executive offices)

360-977-6820
(Registrant’s telephone number, including area code)

Novori Inc.
5550 152nd Street, Suite 206
Surrey, British Columbia, Canada V3S 5J9
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1 – APPOINTMENT OF OFFICER

On September 20, 2010 Brandon Toth resigned as the President, CEO and CFO and Vic Devlaeminck was appointed as President, CEO and CFO.

Vic Devlaeminck's Bio:

Mr. Devlaeminck has over 30 years of experience in accounting and tax law having been both a practicing lawyer and certified public accountant [CPA] for these past three decades. His work has given him a breadth and depth of both GAAP standards and tax law that few others can claim. As CFO, Mr. Devlaeminck brings a skill set that will prove invaluable as the Company works in both the petroleum and renewable power industry, both of which require a broad knowledge of legal and regulatory opportunities that can deeply affect the bottom line.

Since 1993, Mr. Devlaeminck has been the principle of his eponymous named legal and accounting firm. He is a member of the Oregon and Washington Bar Associations, Oregon Society of Certified Public Accountants and the American Association of Attorney-Certified Public Accountants. He has also been admitted to the U.S. Tax Court and U.S. District Court (Oregon). Mr. Devlaeminck is a licensed attorney in Oregon and Washington and is also a licensed CPA in both of these states. His education consists of having earned a J.D. from Lewis & Clark Law School in 1984; B.S. in Accounting from Portland State University in 1979 and a B.S. in History from Portland State University in 1973.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 09/13/2010	AEON HOLDINGS, INC. (Registrant)
By: /s/ Brandon Toth Brandon Toth, Director